2009 ROWAN COMPANIES, INC. INCENTIVE PLAN

(as Amended and Restated and as Assumed and Adopted by

Rowan Companies plc, Effective May 4, 2012)

RESTRICTED SHARE UNIT NOTICE

1.	Grant of Restricted Share Units. Rowan Companies plc, a public limited company incorporated under English law (the “Company”), has assumed and adopted the 2009 Rowan Companies, Inc. Incentive Plan, as amended and restated (the “Plan”). To carry out the purposes of the Plan, and subject to the conditions described in this Notice and the Plan, the Company hereby grants to _________ (the “Participant”) ______ Restricted Share Units (the “RSUs”), effective as of March 6, 2013 (the “Grant Date”). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan; the Plan is incorporated herein by reference as part of this Notice.

2.	Vesting; Payment.

(a) The RSUs shall vest and become non-forfeitable with respect to one-third of the RSUs on the first anniversary of the Grant Date and an additional one-third of the RSUs on each of the second and third anniversaries of the Grant Date, subject to the Participant’s continued Employment through each applicable vesting date (each date on which RSUs vest in accordance with this sentence, a “Vesting Date”). Notwithstanding the foregoing, if (A) (i) the Participant’s Employment terminates by reason of Retirement (as defined below), (ii) the Participant provides the Company with at least thirty (30) days’ notice prior to such Retirement, and (iii) the Grant Date set forth above is more than six (6) months prior to the date on which the Participant’s Employment terminates by reason of Retirement, or (B) the Participant’s Employment terminates by reason of the Participant’s Disability (as defined below) or death, then, in any case, the RSUs shall become fully vested and non-forfeitable upon the Participant’s termination of Employment (to the extent not then-vested). If the Participant’s Employment terminates other than by reason of Retirement, Disability or death, the RSUs shall (to the extent not then-vested) be forfeited as of the date the Participant’s Employment so terminates unless determined otherwise by the Committee.

(b) Payment to the Participant of amounts due in respect of any RSUs that vest in accordance herewith shall be made in Shares on the earliest to occur of: (i) the Vesting Date on which such RSUs vest, (ii) the Participant’s “separation from service” (within the meaning of Section 409A of the Code) (“Separation from Service”) by reason of the Participant’s Retirement or Disability, and (iii) the Participant’s death. The Company shall distribute such Shares to the Participant (or his or her estate, as applicable) on or within ten (10) days after the applicable event requiring such distribution. Notwithstanding anything herein to the contrary, if the Company determines that paying such amounts at the time set forth in this Section 2(b) would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then no such payment shall be made to the Participant prior to the expiration of the six (6)-month period following the Participant’s Separation from Service if the Participant is a “specified employee” (within the meaning of Section 409A of the Code) on the date of his or her Separation from Service (as determined by the Company in accordance with Section 409A of the Code). If the payment of any such amounts is delayed as a result of the previous sentence, then on the first (1st) day following the end of such six (6)-month period, the Company shall pay the Participant the cumulative amounts that would have otherwise been payable to the Participant during such six (6)-month period.

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3.	Establishment of Accounts. The Company shall maintain an appropriate bookkeeping record (the “RSU Account”) that from time to time will reflect the Participant’s name and the number of RSUs credited to the Participant.

4.	Retirement. For purposes of this Notice, “Retirement” of an Employee shall have occurred if, as of the Employee’s date of termination of Employment, the Employee (i) has attained at least 60 years of age and (ii) has completed at least five (5) consecutive years of service as an Employee to the Company or an Affiliate thereof.

Determination of the date of termination of Employment by reason of Retirement and the satisfaction of the requirements for Retirement shall be based on such evidence as the Committee may require and a determination by the Committee of such date of termination and satisfaction shall be final and controlling on all interested parties.

5.	Disability. For purposes of this Notice, “Disability” means the Participant is “disabled” within the meaning of Treasury Regulation Section 1.409A-3(i)(4).

Determination of the date of termination of Employment by reason of Disability and the satisfaction of the requirements for Disability shall be based on such evidence as the Committee may require and a determination by the Committee of such date of termination and satisfaction shall be final and controlling on all interested parties.

6.	Employment Relationship. For purposes of this Notice and the RSUs, the Participant shall be considered to be in the Employment of the Company or an Affiliate as long as the Participant is actively providing services to the Company or an Affiliate. In the event the Participant ceases to be in the Employment of the Company or an Affiliate (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant's employment agreement, if any), unless otherwise provided in this Notice or determined by the Company, the Participant’s right to vest in the RSUs under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively providing services and will not be extended by any notice period (e.g., the Participant's period of active service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant's employment agreement, if any).

Any question as to whether and when there has been a termination of such Employment shall be based on such evidence as the Committee may require and a determination by the Committee as to the date of such termination shall be final and controlling on all interested parties.

7.	Dividend Equivalents. The Participant shall be entitled to receive an amount equal to any cash dividend that may be paid on a Share for each RSU held by the Participant when such dividend is paid (“Dividend Equivalent”), provided that (i) the Participant shall have no right to receive the Dividend Equivalent unless and until the associated RSU vests (ii) the Dividend Equivalent shall not accrue interest, and (iii) the Dividend Equivalent shall be paid in cash (reduced by the amount of any Tax-Related Items, as defined below) at the time that the associated RSU vests.

8.	Responsibility for Taxes. The Participant acknowledges that, regardless of any action by the Company or, if different, the Participant's employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant's participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant's responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of any Shares acquired pursuant to the RSUs and the receipt of any dividends or dividend equivalents, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant's liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

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Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a) withholding from the Participant's wages or other cash payment (including the cash payment referred to in Section 7 above) made to the Participant by the Company and/or the Employer;

(b) withholding from proceeds of the sale of Shares acquired upon payment of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant's behalf pursuant to this authorization without further consent);

(c) selling or transferring to the employee benefit trust established in connection with the Company’s adoption and assumption of the Plan a number of Shares that would otherwise be issued upon payment of the RSUs; or

(d) withholding in Shares to be issued upon payment of the RSUs;

provided, however, that the Participant agrees and acknowledges that, unless the Committee determines otherwise, the Company or the Employer, as applicable, will withhold Shares to be issued upon payment of the RSUs pursuant to subsection (d) above; and provided further, that if the Participant is a Section 16 officer of the Company under the Exchange Act, the Participant may elect the method of withholding from alternatives (a)-(d) herein in advance of any relevant withholding event, and in the absence of the Participant’s timely election, the Company will withhold Shares to be issued upon payment of the RSUs pursuant to subsection (d) above.

Depending on the withholding method actually used, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

The Participant agrees to pay to the Company or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant's participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant's obligations in connection with the Tax-Related Items.

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9.	Reorganization of the Company. The existence of this Notice shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; any merger or consolidation of the Company; any issuance of bonds, debentures, preferred or prior preference shares ahead of or affecting the Shares or the rights thereof; the dissolution or liquidation of the Company; any sale or transfer of all or any part of its assets or business; or any other corporate act or proceeding, whether of a similar character or otherwise.

10.	Recapitalization Events. In the event of share dividends, spin-offs of assets or other extraordinary dividends, share splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving the Company (“Recapitalization Events”), then for all purposes references herein to Shares or to RSUs shall mean and include all securities or other property (other than cash) that holders of Shares are entitled to receive in respect of Shares by reason of each successive Recapitalization Event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying RSUs.

11.	Transfer of RSUs. No right to receive payment hereunder shall be transferable or assignable by the Participant, except by will or the laws of descent and distribution.

12.	Certain Restrictions. By accepting the RSUs granted under this Notice, the Participant acknowledges that he or she will enter into such written representations, warranties and Notices and execute such documents as the Company may reasonably request in order to comply with the terms of this Notice or the Plan, or securities laws or any other applicable laws, rules or regulations.

13.	Recoupment. Notwithstanding any provision of this Notice to the contrary, the Committee may, in its sole discretion:

(a) recoup from the Participant all or a portion of the Shares issued or cash paid under this Notice if the Company’s reported financial or operating results are materially and negatively restated within five years of the grant or payment of such amounts; and

(b) recoup from the Participant if, in the Committee’s judgment, the Participant engaged in conduct which was fraudulent, negligent or not in good faith, and which disrupted, damaged, impaired or interfered with the business, reputation or Employees of the Company or its Affiliates or which caused a subsequent adjustment or restatement of the Company’s reported financial statements, all or a portion of the Shares issued or cash paid under this Notice within five years of such conduct.

In addition, the RSUs are subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to the Participant.

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Any Shares subject to recoupment may be transferred to the employee benefit trust established in connection with the Company’s adoption and assumption of the Plan, and the Participant agrees to execute any documents necessary to effectuate such transfer.

14.	Code Section 409A; No Guarantee of Tax Consequences. This award of RSUs is intended to comply with Code Section 409A and the provisions hereof shall be interpreted and administered consistently with such intent. Notwithstanding any provision of the Plan or this Notice to the contrary, if at any time the Committee determines, in its sole discretion, that this award of RSUs (or any portion thereof) may not be compliant with Code Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan or this Notice, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to provide for either the RSUs to be exempt from the application of Code Section 409A or to comply with the requirements of Code Section 409A; provided, however, that this Section 14 shall not create any obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so. The Company makes no commitment or guarantee to the Participant that any particular tax treatment will apply or be available to any person eligible for benefits under this Notice.

15.	Data Privacy. The Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Notice and any other grant materials by and among the Company, the Employer and any Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company, the Employer and any Affiliates may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all RSUs or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

The Participant understands that Data will be transferred to such share plan service provider as may be selected by the Company, which is assisting the Company with the implementation, administration and management of the Plan. The recipients of Data may be located in the United States or elsewhere, and the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant may request a list with the names and addresses of any potential recipients of Data by contacting his or her human resources representative. The Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her human resources representative. Further, the Participant is providing his or her consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her Employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant's consent is that the Company would not be able to grant RSUs or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant’s refusal or withdrawal of his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant may contact his or her human resources representative.

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16.	Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

17.	Nature of Grant. In accepting the RSUs, the Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c) all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company.

(d) the grant of RSUs and the Participant's participation in the Plan shall not create a right to Employment or be interpreted as forming an Employment or service contract with the Company, the Employer or any Affiliate and shall not interfere with the ability of the Company, the Employer or any Affiliate, as applicable, to terminate the Participant's Employment relationship (if any);

(e) the Participant is voluntarily participating in the Plan;

(f) the RSUs and the Shares subject to the RSUs are not intended to replace any pension rights or compensation;

(g) the RSUs and the Shares subject to the RSUs are not part of normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long service awards, pension or retirement or welfare benefits or similar payments;

(h) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(i) no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the termination of Participant's Employment or other service relationship to the Company or the Employer (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant's employment agreement, if any), and in consideration of the RSUs to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company, its Affiliates or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, its Affiliates and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

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(j) unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Notice do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(k) neither the Company, the Employer nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant's local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the payment of the RSUs or the subsequent sale of any Shares acquired upon payment.

18.	No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant's participation in the Plan, or the Participant's acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

19.	Amendment and Termination. Except as otherwise provided in the Plan or this Notice, no amendment of this Notice that adversely affects the Participant's rights hereunder in any material respect or termination of this Notice shall be made by the Company without the written consent of the Participant.

20.	Binding Effect. This Notice shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Participant.

21.	Governing Law. This Notice shall be governed by, and construed in accordance with, the laws of England and Wales, without regard to conflict of laws principles.

22.	Severability. In the event that any provision of this Notice shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable and shall not affect the remaining provisions of this Notice, and this Notice shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

23.	Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant's participation in the Plan, on the RSUs and on any Shares issued under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24.	Waiver. A waiver by the Company of breach of any provision of this Notice shall not operate or be construed as a waiver of any other provision of this Notice, or of any subsequent breach by the Participant or any other Participants.

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2009 ROWAN COMPANIES, INC. INCENTIVE PLAN

(as Amended and Restated and as Assumed and Adopted by

Rowan Companies plc, Effective May 4, 2012)

SHARE APPRECIATION RIGHT NOTICE

1.	Grant of SAR. Rowan Companies plc, a public limited company incorporated under English law (the “Company”), has assumed and adopted the 2009 Rowan Companies, Inc. Incentive Plan, as amended and restated (the “Plan”), and Annex 2 to the Plan. To carry out the purposes of the Plan and Annex 2 to the Plan, and subject to the conditions described in this Notice and the Plan, the Company hereby grants to ________________ (the “Participant”), effective as of March 6, 2013 (the “Grant Date”), a share appreciation right (“SAR”) with respect to ______ Shares. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan; references in this Notice to the Plan shall be taken to include Annex 2 to the Plan; the Plan is incorporated herein by reference as a part of this Notice.

2.	Exercise Price. The exercise price of Shares purchased pursuant to the exercise of this SAR shall be $ per Share.

3.	Exercise of SAR. Subject to the Participant’s continued Employment through each applicable vesting date, this SAR shall vest and be exercisable in the manner described below for one-third of the aggregate number of Shares subject to the SAR on and after the first anniversary of the Grant Date and an additional one-third of such Shares on and after each of the second and third anniversaries of the Grant Date; provided, however, that if (X) (i) the Participant’s Employment terminates by reason of Retirement (as defined below), (ii) the Participant provides the Company with at least thirty (30) days’ notice prior to such Retirement, and (iii) the Grant Date set forth above is more than six (6) months prior to the date on which the Participant’s Employment terminates by reason of Retirement, or (Y) the Participant’s Employment terminates by reason of the Participant’s death or Disability (as defined below), then, in any case, the SAR shall become fully vested and exercisable upon such termination of Employment (to the extent not then-vested and exercisable). Notwithstanding anything herein to the contrary, a SAR may be exercised only prior to its expiration date and, except as otherwise provided below, only while the Participant remains an Employee of the Company or an Affiliate. This SAR shall not be exercisable in any event after the expiration of ten years from the Grant Date hereof. The SAR will terminate and cease to be exercisable upon the Participant’s termination of Employment with the Company and its Affiliates, except that:

(a)	If the Participant’s Employment terminates by reason of Retirement, the Participant may exercise this SAR at any time during the period of five years following the date of such termination (or, if shorter, during the period ending on the ten-year anniversary of the Grant Date of the SAR) as to the number of Shares that the Participant was entitled to purchase hereunder as of the date his or her Employment so terminates (after taking into account any accelerated vesting that occurs in connection with such Retirement, if any).

(b)	If the Participant’s Employment terminates by reason of Disability, the Participant may exercise this SAR at any time during the period of five years following the date of such termination (or, if shorter, during the period ending on the ten-year anniversary of the Grant Date of the SAR) as to the number of Shares that the Participant was entitled to purchase hereunder as of the date his or her Employment so terminates, plus such additional number of Shares, if any, that the Committee, in its sole discretion, may be purchased pursuant to the SAR as of such Disability.

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(c)	If the Participant dies while an Employee or within the five-year period following the date of the Participant’s termination of Employment by reason of Retirement or Disability, the legal representative of the Participant’s estate, or the person who acquires this SAR by bequest or inheritance or by reason of the death of the Participant, may exercise this SAR (to the extent then-vested and exercisable, after taking into account any accelerated vesting that occurs in connection with the Participant’s death, Disability or Retirement, as applicable, if any) at any time during the period of two years following the date of the Participant’s death (or, if shorter, during the period ending on the ten-year anniversary of the Grant Date of the SAR).

(d)	If the Participant’s Employment terminates other than by reason of Retirement, Disability or death, this SAR (to the extent vested as of the date of termination and not exercised prior thereto) may be exercised by the Participant during the 90 days following the date the Participant’s Employment so terminates and shall terminate thereafter.

4.	Exercise. Subject to the limitations set forth herein and in the Plan, this SAR may be exercised by written notice provided to the Company, and may only be exercised with respect to a number of Shares with respect to which the SAR is then exercisable. Upon exercise of the SAR, the product of the number of the Shares as to which the SAR is exercised multiplied by the excess of the Fair Market Value (determined in accordance with the terms of the Plan) over the Exercise Price shall become payable to the Participant in Shares, or, in the sole discretion of the Committee, in cash. Such Share issuance or single lump-sum cash payment shall be made as soon as practicable after the date of exercise, but no later than 45 days thereafter. Notwithstanding anything to the contrary contained herein, the Participant agrees that he or she will not exercise the SAR granted pursuant hereto, and that the Company will not be obligated to issue any Shares pursuant to this Notice, if the exercise of the SAR or the issuance of such Shares would constitute a violation by the Participant or by the Company of any provision of any law or regulation of any governmental authority or any securities exchange or transaction quotation system.

5.	Retirement. For purposes of this Notice, “Retirement” of an Employee shall have occurred if, as of the Employee’s date of termination of Employment, the Employee (i) has attained at least 60 years of age and (ii) has completed at least five (5) consecutive years of service as an Employee with the Company or an Affiliate thereof.

Determination of the date of termination of Employment by reason of Retirement and the satisfaction of the requirements for Retirement shall be based on such evidence as the Committee may require and a determination by the Committee of such date of termination and satisfaction shall be final and controlling on all interested parties.

6.	Disability. For purposes of this Notice, “Disability” means the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months, receiving disability benefits under the applicable disability plan of the Company (or of an Affiliate).

Determination of the date of termination of Employment by reason of Disability and the satisfaction of the requirements for Disability shall be based on such evidence as the Committee may require and a determination by the Committee of such date of termination and satisfaction shall be final and controlling on all interested parties.

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7.	Employment Relationship. For purposes of this Notice and the SAR, the Participant shall be considered to be in the Employment of the Company or an Affiliate as long as the Participant is actively providing services to the Company or an Affiliate. In the event the Participant ceases to be in the Employment of the Company or an Affiliate (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant's employment agreement, if any), unless otherwise provided in this Notice or determined by the Company, the Participant’s right to vest in the SAR under the Plan, if any, will terminate effective as of the date the Participant is no longer actively providing services and will not be extended by any notice period (e.g., the Participant’s period of active service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant's employment agreement, if any); furthermore, the period of time during which the Participant has the right to exercise the SAR after termination of Employment, if any, will be measured from the date that the Participant is no longer actively providing services and will not be extended by any notice period.

Any question as to whether and when there has been a termination of such Employment shall be based on such evidence as the Committee may require and a determination by the Committee as to the date of such termination shall be final and controlling on all interested parties.

8.	Responsibility for Taxes. The Participant acknowledges that, regardless of any action by the Company or, if different, the Participant's employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant's participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant's responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the SAR, including, but not limited to, the grant or exercise of the SAR, the issuance of Shares upon exercise of the SAR, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the SAR to reduce or eliminate the Participant's liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)	withholding from the Participant's wages or other cash compensation paid to the Participant by the Company and/or the Employer;

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(b)	withholding from proceeds of the sale of Shares acquired upon exercise of the SAR either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant's behalf pursuant to this authorization without further consent);

(c)	selling or transferring to the employee benefit trust established in connection with the Company’s adoption and assumption of the Plan a number of Shares that would otherwise be issued upon exercise of the SAR; or

(d)	withholding in Shares to be issued upon exercise of the SAR;

provided, however, that the Participant agrees and acknowledges that, unless the Committee determines otherwise, the Company or the Employer, as applicable, will withhold Shares to be issued upon exercise of the SARs pursuant to subsection (d) above; and provided further, that if the Participant is a Section 16 officer of the Company under the Exchange Act, the Participant may elect the method of withholding from alternatives (a) – (d) herein in advance of any relevant withholding event, and in the absence of the Participant’s timely election, the Company will withhold in Shares upon the relevant withholding event pursuant to subsection (d) above.

Depending on the withholding method actually used, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the exercised portion of the SAR, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

The Participant agrees to pay to the Company or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant's participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant's obligations in connection with the Tax-Related Items.

For Participants subject to tax in the United Kingdom, if payment or withholding of the income tax due in connection with the SAR is not made within ninety (90) days of any event giving rise to the income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by the Participant to the Employer, effective on the Due Date. The loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to herein or otherwise permitted under the Plan. Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Participant shall not be eligible for a loan to cover the income tax due as described above. In the event the Participant is such a director or executive officer and the income tax due is not collected from or paid by the Participant by the Due Date, the amount of any uncollected income tax will constitute a benefit to the Participant on which additional income tax and national insurance contributions (“NICs”) will be payable. The Company or the Employer may recover any such additional income tax and NICs at any time thereafter by any of the means referred to herein or otherwise permitted under the Plan. The Participant will also be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime.

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9.	Reorganization of the Company. The existence of this Notice shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; any merger or consolidation of the Company; any issuance of bonds, debentures, preferred or prior preference shares ahead of or affecting the Shares or the rights thereof; the dissolution or liquidation of the Company; any sale or transfer of all or any part of its assets or business; or any other corporate act or proceeding, whether of a similar character or otherwise.

10.	Recapitalization Events. In the event of share dividends, spin-offs of assets or other extraordinary dividends, share splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving the Company (“Recapitalization Events”), then for all purposes references herein to Shares shall mean and include all securities or other property (other than cash) that holders of Shares are entitled to receive in respect of Shares by reason of each successive Recapitalization Event, and the exercise price of the SAR shall be adjusted as deemed necessary or appropriate in the sole discretion of the Committee to prevent enlargement or dilution of the Participant’s rights under this Notice.

11.	Status of Shares. The Company intends to register for issuance under the Securities Act of 1933, as amended (the “Act”), the Shares acquirable upon exercise of this SAR and to keep such registration effective throughout the period that this SAR is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of Shares acquirable upon exercise of the SAR will be delayed until registration of such Shares is effective or an exemption from registration under the Act is available. In the event exemption from registration under the Act is available upon an exercise of this SAR, the Participant (or the person permitted to exercise this SAR in the event of the Participant’s Disability or death), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require assuring compliance with applicable securities laws. The Company shall incur no liability to the Participant for failure to register the Shares or maintain the registration.

The Shares which the Participant may acquire by exercising this SAR will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws, whether federal or state. The Participant is hereby notified (i) that the certificates or other representation of the Shares purchased under this SAR may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the Shares purchased under this SAR on the share transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of such Shares.

12.	Transfer of SAR. Except as provided herein, all rights granted hereunder shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant or, in the case of the Participant’s death, the legal representative of the Participant’s estate or the person who acquires this SAR by bequest or inheritance or by reason of the death of the Participant, or in the case of the Participant’s Disability, by the Participant’s guardian (if applicable). Any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance of this SAR that does not satisfy the requirements set forth hereunder shall be void and unenforceable against the Company.

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13.	Certain Restrictions. By accepting the SAR granted under this Notice, the Participant acknowledges that he will enter into such written representations, warranties and Notices and execute such documents as the Company may reasonably request in order to comply with the terms of this Notice or the Plan, or securities laws or any other applicable laws, rules or regulations.

14.	Recoupment. Notwithstanding any provision of this Notice to the contrary, the Committee may, in its sole discretion:

(a)	recoup from the Participant all or a portion of the Shares issued or cash paid under this Notice if the Company’s reported financial or operating results are materially and negatively restated within five years of the issuance or payment of such amounts and may cancel any portion of the SAR not yet exercised (whether or not vested); and

(b)	recoup from the Participant if, in the Committee’s judgment, the Participant engaged in conduct which was fraudulent, negligent or not in good faith, and which disrupted, damaged, impaired or interfered with the business, reputation or Employees of the Company or its Affiliates or which caused a subsequent adjustment or restatement of the Company’s reported financial statements, all or a portion of the Shares issued or cash paid under this Notice within five years of such conduct and may cancel any portion of the SAR not yet exercised (whether or not vested).

In addition, the SAR is subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to the Participant.

Any Shares subject to recoupment may be transferred to the employee benefit trust established in connection with the Company’s adoption and assumption of the Plan, and the Participant agrees to execute any documents necessary to effectuate such transfer.

15.	Shareholder Rights. Prior to exercise and receipt of any underlying Shares, a Participant shall have no rights of a shareholder with respect to the Shares subject to the SAR.

16.	Code Section 409A; No Guarantee of Tax Consequences. This award of the SAR is intended to be exempt from Code Section 409A and the provisions hereof shall be interpreted and administered consistently with such intent. Notwithstanding any provision of the Plan or this Notice to the contrary, if at any time the Committee determines, in its sole discretion, that this SAR (or any portion thereof) may be subject to Code Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan or this Notice, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to provide for either the SAR to be exempt from the application of Code Section 409A or to comply with the requirements of Code Section 409A; provided, however, that this Section 16 shall not create any obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so. The Company makes no commitment or guarantee to the Participant that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Notice.

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17.	Data Privacy. The Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Notice and any other grant materials by and among the Company, the Employer and any Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company, the Employer and any Affiliates may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of any SAR or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

The Participant understands that Data will be transferred to such share plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The recipients of Data may be located in the United States or elsewhere, and the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant may request a list with the names and addresses of any potential recipients of Data by contacting his or her human resources representative. The Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her human resources representative. Further, the Participant is providing his or her consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her Employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant's consent is that the Company would not be able to grant the SAR or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant’s refusal or withdrawal of his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant may contact his or her human resources representative.

18.	Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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19.	Nature of Grant. In accepting the SAR, the Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the SAR is voluntary and occasional and does not create any contractual or other right to receive future grants of share appreciation rights, or benefits in lieu of share appreciation rights, even if share appreciation rights have been granted in the past;

(c) all decisions with respect to future share appreciation rights or other grants, if any, will be at the sole discretion of the Company.

(d) the grant of the SAR and the Participant's participation in the Plan shall not create a right to Employment or be interpreted as forming an Employment or service contract with the Company, the Employer or any Affiliate and shall not interfere with the ability of the Company, the Employer or any Affiliate, as applicable, to terminate the Participant's Employment relationship (if any);

(e) the Participant is voluntarily participating in the Plan;

(f) the SAR and the Shares subject to the SAR are not intended to replace any pension rights or compensation;

(g) the SAR and the Shares subject to the SAR are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long service awards, pension or retirement or welfare benefits or similar payments;

(h) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(i) no claim or entitlement to compensation or damages shall arise from forfeiture of the SAR resulting from the termination of Participant's Employment or other service relationship with the Company or the Employer (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant's employment agreement, if any), and in consideration of the grant of the SAR to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company, its Affiliates or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, its Affiliates and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(j) unless otherwise provided in the Plan or by the Company in its discretion, the SAR and the benefits evidenced by this Notice do not create any entitlement to have the SAR or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

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(k) the following provisions apply only if the Participant is employed outside the United States:

(i) the SAR and the Shares subject to the SAR are not part of normal or expected compensation or salary for any purpose; and

(ii) neither the Company, the Employer nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant's local currency and the United States Dollar that may affect the value of the Shares or of any amounts due to the Participant pursuant to the exercise of the SAR or the subsequent sale of any Shares acquired upon exercise.

20.	No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant's participation in the Plan, or the Participant's acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

21.	Amendment and Termination. Except as otherwise provided in the Plan or this Notice, no amendment of this Notice that adversely affects the Participant’s rights hereunder in any material respect or termination of this Notice shall be made by the Company without the written consent of the Participant.

22.	Binding Effect. This Notice shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Participant.

23.	Governing Law. This Notice shall be governed by, and construed in accordance with, the laws of England and Wales, without regard to conflict of laws principles.

24.	Severability. In the event that any provision of this Notice shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable and shall not affect the remaining provisions of this Notice, and this Notice shall be construed and enforced as if the illegal, invalid or unenforceable provision had never been included herein.

25.	Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant's participation in the Plan, on the SAR and on any Shares issued under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

26.	Waiver. A waiver by the Company of breach of any provision of this Notice shall not operate or be construed as a waiver of any other provision of this Notice, or of any subsequent breach by the Participant or any other Participants.

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2009 ROWAN COMPANIES, INC. INCENTIVE PLAN

2013-2015 PERFORMANCE UNIT AWARD NOTICE

1.	Grant of Performance Units. To carry out the purposes of the 2009 Rowan Companies, Inc. Incentive Plan, as amended and restated and as assumed and adopted by the Company (as defined below) effective May 4, 2012 (the “Plan”), and Annex 2 to the Plan, and subject to the conditions described in this Notice and the Plan, Rowan Companies plc, a public limited company incorporated under English law (the “Company”) hereby grants to ________________ (the “Participant”) _____ Performance Units at target, each valued at $100, effective as of March 6, 2013 (the “Grant Date”), with respect to the three-year performance period commencing January 1, 2013 (such Performance Units, the “Grant”). The Grant is intended to qualify as “qualified performance-based compensation” as described in Code Section 162(m)(4)(C). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan; references in this Notice to the Plan shall be taken to include Annex 2 to the Plan; the Plan is incorporated herein by reference as a part of this Notice.

See Schedule A for the manner in which the actual number of Performance Units that vest will be determined based on performance. The Performance Unit measurements and levels (threshold, target, maximum) are provided in Schedule A.

2.	Vesting.

(a)	Subject to Sections 2(b) and (c) below, to the Participant’s continued Employment through the Three Year Vesting Date (as defined below), and to the adjustments described in Schedule A and certification of the level of attainment of the performance goals by the Company’s Compensation Committee in accordance with the requirements of Code Section 162(m), the Grant shall vest on the third anniversary of the Grant Date (the “Three-Year Vesting Date”) based on the level of attainment of the performance goals as of the Three-Year Vesting Date as certified in writing by the Compensation Committee.

(b)	Notwithstanding the foregoing, if the Participant’s Employment terminates prior to the Three-Year Vesting Date and (A) (i) such termination occurs by reason of Retirement (as defined below), (ii) the Participant provides the Company with at least thirty (30) days’ notice prior to such Retirement, and (iii) the Grant Date set forth above is more than six (6) months prior to the date on which the Participant’s Employment terminates by reason of Retirement, or (B) such termination occurs by reason of the Participant’s death or Disability (as defined below), then, in any case, the Performance Units shall become fully vested upon such termination of Employment (to the extent not then-vested) (any date on which such accelerated vesting occurs, the “Accelerated Vesting Date”). If the Employment of the Participant terminates prior to the Three-Year Vesting Date for any reason other than due to Retirement, death or Disability, the Grant shall be forfeited in its entirety without consideration therefor.

For purposes of this Notice, (X) “Retirement” of an Employee shall have occurred if, as of the Employee’s date of termination of Employment, the Employee (i) has attained at least 60 years of age and (ii) has completed at least five (5) consecutive years of service as an Employee to the Company or an Affiliate thereof; and (Y) “Disability” means the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months, receiving disability benefits under the applicable disability plan of the Company (or of an Affiliate). Determination of the date of termination of Employment by reason of Retirement or Disability and the satisfaction of the requirements for Retirement or Disability, as applicable, shall be based on such evidence as the Committee may require and a determination by the Committee of such date of termination and satisfaction shall be final and controlling on all interested parties

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(c)	Notwithstanding anything herein to the contrary, in the event of a Change in Control, subject to the Participant’s continued Employment through the date of such Change in Control, the greater of the number of Performance Units (i) initially granted at target under Section 1 above or (ii) based on the then-current expected level of attainment as determined by the Compensation Committee as of the date of the Change in Control shall be fully vested immediately prior to the Change in Control. Notwithstanding any provisions or definitions contained in the Plan, for purposes of the Grant, a merger or other transaction shall not constitute a Change in Control if it is effected for the purpose of changing the place of incorporation or form of organization of the Company or the ultimate parent company of the Company and its Affiliates.

3.	establishment of Accounts. The Company shall maintain an appropriate bookkeeping record that from time to time will reflect the Participant’s name, the number of Performance Units initially credited to the Participant (and as subsequently measured as provided in Schedule A) and the value of the Performance Units credited to the Participant (the “Account”) as determined by the Compensation Committee. The Grant of Performance Units at target shall be credited to the Participant’s Account effective as of the Grant Date and thereafter adjusted as provided in Schedule A.

4.	Reorganization of the Company. The existence of this Notice shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; any merger or consolidation of the Company; any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof; the dissolution or liquidation of the Company; any sale or transfer of all or any part of its assets or business; or any other corporate act or proceeding whether of a similar character or otherwise.

5.	Recapitalization Events. In the event of share dividends, spin-offs of assets or other extraordinary dividends, share splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving the Company (“Recapitalization Events”), the Performance Units shall be subject to adjustment as provided in the Plan.

6.	Amount of Payment. The amount of the payout of the Performance Units (if any) will be finally determined on the earlier to occur of (a) the Three-Year Vesting Date and (b) a Change in Control.

7.	Time and Form of Payment; Forfeiture. Payment to the Participant of amounts due hereunder shall be made in cash on the earlier to occur of: (i) the consummation of a Change in Control that constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) and (ii) the Three-Year Vesting Date. The Company shall distribute such amounts to the Participant on or within ten (10) days after the applicable event requiring such distribution, provided that any such distribution made pursuant to clause (i) above upon the occurrence of a Change in Control that constitutes a “change in control event” shall be made or deemed made immediately preceding and effective upon the occurrence of such transaction or event. For the avoidance of doubt, payment of any amounts due in respect of any Performance Units that vest on an Accelerated Vesting Date in accordance with Section 2(b) above shall not be made until the amount of the payout of the Performance Units (if any) is finally determined in accordance with Section 6 above. Upon termination of Employment for any reason prior to the earlier of (i) the Three-Year Vesting Date or (ii) a Change in Control, the Performance Units shall be forfeited immediately upon termination unless determined otherwise by the Committee.

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8.	Transfer of Performance Units. No right to receive payment hereunder shall be transferable or assignable by the Participant, except by will or the laws of descent and distribution.

9.	Certain Restrictions. The Participant acknowledges that he or she will enter into such written representations, warranties and agreements and execute such documents as the Company may reasonably request in order to comply with the terms of this Notice or the Plan, or securities laws or any other applicable laws, rules or regulations.

10.	Recoupment. Notwithstanding any provision of this Notice to the contrary, the Committee may, in its sole discretion:

(a)	recoup from the Participant all or a portion of the cash paid under this Notice if the Company’s reported financial or operating results are materially and negatively restated within five years of the grant or payment of such amounts; and

(b)	recoup from the Participant if, in the Committee’s judgment, the Participant engaged in conduct which was fraudulent, negligent or not in good faith, and which disrupted, damaged, impaired or interfered with the business, reputation or Employees of the Company or its Affiliates or which caused a subsequent adjustment or restatement of the Company’s reported financial statements, all or a portion of the cash paid under this Notice within five years of such conduct.

In addition, the Grant is subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by Company in its discretion to be applicable to the Participant.

11.	Code Section 409A; No Guarantee of Tax Consequences. This award of Performance Units is intended to be compliant with Code Section 409A and the provisions hereof shall be interpreted and administered consistently with such intent. Notwithstanding any provision of the Plan or this Notice to the contrary, if at any time the Committee determines, in its sole discretion, that this award of Performance Units (or any portion thereof) may not be compliant with Code Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan or this Notice, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to provide for either the Performance Units to be exempt from the application of Code Section 409A or to comply with the requirements of Code Section 409A; provided, however, that this Section 11 shall not create any obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so. The Company makes no commitment or guarantee to the Participant that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Notice.

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12.	Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance contributions, national insurance contributions, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Grant, including, but not limited to, the grant, vesting or payment of the Performance Units and the issuance of cash pursuant to such payment, and (ii) do not commit to and are under no obligation to structure the terms of the Grant or any aspect of the Performance Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)	withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; or

(b)	withholding from payout of the Performance Units through withholding of cash;

provided, however, that the Participant agrees and acknowledges that, unless the Committee determines otherwise, the Company or the Employer, as applicable, will withhold cash to be paid with respect to the Performance Units pursuant to subsection (b) above; and provided further, that if the Participant is a Section 16 officer of the Company under the Exchange Act, the Participant may elect the method of withholding from alternatives (a) – (b) herein in advance of any relevant withholding event, and in the absence of the Participant’s timely election, the Company will withhold cash upon the relevant withholding event pursuant to subsection (b) above.

Depending on the withholding method actually used, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in which case the Participant will receive a refund of any over-withheld amount in cash.

The Participant agrees to pay to the Company or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to pay amounts due hereunder if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

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For Participants subject to tax in the United Kingdom, if payment or withholding of the income tax due in connection with the Grant is not made within ninety (90) days of any event giving rise to the income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by you to the Employer, effective on the Due Date. The loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to herein or otherwise permitted under the Plan. Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Participant shall not be eligible for a loan to cover the income tax due as described above. In the event the Participant is such a director or executive officer and the income tax due is not collected from or paid by the Participant by the Due Date, the amount of any uncollected income tax will constitute a benefit to the Participant on which additional income tax and national insurance contributions (“NICs”) will be payable. The Company or the Employer may recover any such additional income tax and NICs at any time thereafter by any of the means referred to herein or otherwise permitted under the Plan. The Participant will also be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime.

13.	Data Privacy. The Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Notice and any other Grant materials by and among the Company, the Employer and any Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company, the Employer and any Affiliates may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Performance Units or any other entitlement to cash or shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

The Participant understands that Data will be transferred to such stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The recipients of Data may be located in the United States or elsewhere, and the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant may request a list with the names and addresses of any potential recipients of Data by contacting his or her human resources representative. The Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her human resources representative. Further, the Participant is providing his or her consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her Employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant's consent is that the Company would not be able to grant the Performance Units or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant’s refusal or withdrawal of his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant may contact his or her human resources representative.

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14.	Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

15.	Nature of Grant. The Participant acknowledges and agrees that:

(a)	the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)	the Grant is voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Units, or benefits in lieu of Performance Units, even if Performance Units have been granted in the past;

(c)	all decisions with respect to future Performance Units or other awards, if any, will be at the sole discretion of the Company;

(d)	the Grant and the Participant’s participation in the Plan shall not create a right to Employment or be interpreted as forming an Employment or services contract with the Company, the Employer or any Affiliate and shall not interfere with the ability of the Company, the Employer or any Affiliate, as applicable, to terminate the Participant’s Employment relationship (if any);

(e)	the Participant is voluntarily participating in the Plan;

(f)	the Performance Units are not intended to replace any pension rights or compensation;

(g)	the Performance Units and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h)	no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance Units resulting from the Participant ceasing to provide Employment or other services to the Company or the Employer (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant's employment agreement, if any), and in consideration of the Grant to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company, its Affiliates or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, its Affiliates and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

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(i)	for purposes of this Grant, the Participant will no longer be considered an Employee as of the date the Participant ceases to actively provide services to the Company or an Affiliate; further, in the event the Participant ceases to be an Employee (for any reason whatsoever, whether or not later to be found invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant's employment agreement, if any), unless otherwise provided in this Notice or determined by the Company, the Participant’s right to vest in or received payment pursuant to the Performance Units under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively providing services and will not be extended by any notice period (e.g., active service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant's employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of this Grant (including whether the Participant may still be considered to be providing services while on an approved leave of absence);

(j)	unless otherwise provided in the Plan or by the Company in its discretion, the Performance Units and the benefits evidenced by this Notice do not create any entitlement to have the Performance Units or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and

(k)	the following provisions apply only if the Participant is employed outside the United States:

(i)	the Performance Units and the income and value of same are not part of normal or expected compensation or salary for any purpose; and

(ii)	neither the Company, the Employer nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant's local currency and the United States Dollar that may affect the value of the Performance Units or of any amounts due to the Participant pursuant to the payment of the Performance Units.

16.	No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition of cash underlying the Performance Units. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

17.	Amendment and Termination. Except as otherwise provided in the Plan or this Notice, no amendment of this Notice that adversely affects the Participant’s rights hereunder in any material respect or termination of this Notice shall be made by the Company without the written consent of the Participant.

18.	Binding Effect. This Notice shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Participant.

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19.	Governing Law and Venue. This Notice shall be governed by, and construed in accordance with, the laws of England and Wales, without regard to conflict of laws principles.

20.	Severability. In the event that any provision of this Notice shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable and shall not affect the remaining provisions of this Notice, and this Notice shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

21.	Waiver. A waiver by the Company of breach of any provision of this Notice shall not operate or be construed as a waiver of any other provision of this Notice, or of any subsequent breach by the Participant or any other Participants.

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SCHEDULE A

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